Exhibit (b)(5)(b)

Annuitant Name ______________________________

Modern Woodmen of America
1701 1st Avenue
Rock Island, IL 61201

| FOR HOME OFFICE USE |
|---|
| ______________ |
| CERTIFICATE NUMBER |

# SUITABILITY, ALLOCATION OF FUNDS, AND REPLACEMENT SUPPLEMENT

***To be completed for all Variable Annuity Applications.***
***Please submit with the Application.***

All references to "the Society" shall mean Modern Woodmen of America.
For the purposes of this Supplement, "You" or "Your" refers to the Proposed Certificate Holder.

## SECTION A — CERTIFICATE HOLDER INFORMATION

Certificate Holder Name: ______________________________ (First, Middle, Last, Suffix)    Certificate Holder Date of Birth: ______________ (Month-Day-Year)

## SECTION B — SUITABILITY QUESTIONNAIRE

1. Do you believe that this Certificate will meet your insurance needs and financial objectives? ☐ Yes ☐ No
2. Were you shown illustrations? ☐ Yes ☐ No
   If "Yes", what were the gross rates of return shown to you on the illustrations? ______________
3. **I understand that the accumulated value of the Certificate may go up or down depending on the subaccount investment performance. I also understand that there is no guaranteed minimum accumulated value for subaccounts other than the Declared Interest Option.**
   **I further understand that the amount or duration of the death benefit may vary under the conditions described in the death benefit provision of the Certificate.** **Initial** ☐
4. I understand applicable sales and other initial charges may be incurred under this new Certificate. (Refer to the Prospectus for actual charges which may be incurred.) **Initial** ☐
5. I understand that there may be adverse tax consequences involved when changing from my existing contract to this new Certificate or if I change from this Certificate at a later date. **Initial** ☐

## SECTION C — ALLOCATION OF FUNDS

1. Allocate the net premium payments (as described in the Prospectus) to the appropriate subaccounts or Declared Interest Option as follows:

_____ % ACM - American Century VP Mid Cap Value Fund
_____ % ACU - American Century VP Ultra®
_____ % ACV - American Century VP Vista℠
_____ % SM4 - Calvert VP[1] S&P MidCap 400 Index Portfolio
_____ % SN1 - Calvert VP[1] Nasdaq 100 Index Portfolio
_____ % SR2 - Calvert VP[1] Russell 2000 Small Cap Index Portfolio
_____ % DCA - Dreyfus VIF[2] Appreciation
_____ % DGI - Dreyfus VIF[2] Growth & Income
_____ % DIE - Dreyfus VIF[2] International Equity
_____ % DSC - Dreyfus VIF[2] Opportunistic Small Cap
_____ % DRG - Dreyfus Socially Responsible Growth Fund
_____ % EBC - EquiTrust VISF[3] Blue Chip
_____ % EHG - EquiTrust VISF[3] High Grade Bond
_____ % EHY - EquiTrust VISF[3] Strategic Yield
_____ % EMG - EquiTrust VISF[3] Managed
_____ % EMM - EquiTrust VISF[3] Money Market
_____ % EVG - EquiTrust VISF[3] Value Growth
_____ % FCF - Fidelity VIP[4] Contrafund® – Initial Class
_____ % F15 - Fidelity VIP[4] Freedom 2015 - Initial Class
_____ % F20 - Fidelity VIP[4] Freedom 2020 - Initial Class
_____ % F25 - Fidelity VIP[4] Freedom 2025 - Initial Class
_____ % F30 - Fidelity VIP[4] Freedom 2030 - Initial Class
_____ % FGR - Fidelity VIP[4] Growth – Initial Class
_____ % FGI - Fidelity VIP[4] Growth & Income – Initial Class
_____ % FH2 - Fidelity VIP[4] High Income – Service Class 2
_____ % FIX - Fidelity VIP[4] Index 500 – Initial Class
_____ % FMC - Fidelity VIP[4] Mid Cap – Service Class 2
_____ % FOS - Fidelity VIP[4] Overseas – Initial Class
_____ % FR1 - Fidelity VIP[4] Real Estate – Initial Class
_____ % JMV - JPMorgan IT[5] Mid Cap Value Portfolio
_____ % JMC - JPMorgan IT[5] Small Cap Core Portfolio
_____ % TEI - T. Rowe Price® Equity Income
_____ % TIS - T. Rowe Price® International Stock
_____ % TMC - T. Rowe Price® Mid-Cap Growth
_____ % TNA - T. Rowe Price® New America Growth
_____ % TPS - T. Rowe Price® Personal Strategy Balanced
_____ % IMW - Declared Interest Option[6]

[1] VP represents Calvert Variable Products.
[2] VIF represents Dreyfus Variable Investment Fund.
[3] VISF represents EquiTrust Variable Insurance Series Fund.
[4] Fidelity Investments is a registered trademark of FMR Corp.
[5] IT represents JPMorgan Insurance Trust.
[6] This option not available for Variable Supplemental Contracts.

The minimum percentage of a net premium that may be allocated to any particular subaccount is 1%. All percentage allocations must be in whole numbers. No more than 10 accounts can be selected.

VMW-138 (Rev. 12-10)

Page 1 of 4

Premiums for the Variable Annuity Certificate will be initially allocated to the EquiTrust Money Market subaccount for a ten-day period following the issue date. At the end of that period, the amount in the money market subaccount will be allocated among the subaccounts and the Declared Interest Option in accordance with the premium allocation percentages shown above.

The first 12 transfers in each certificate year incur no transfer charge: thereafter, each time amounts are transferred, a transfer charge of $25 may be imposed.

I understand the initial allocation of premium dollars and the transfer charges explained above. **Initial** ☐

**TRANSFER BETWEEN SUBACCOUNTS**

I authorize transfers between the subaccounts upon instruction by telephone. ☐ Yes ☐ No
If neither box is checked, the telephone privilege **will** be provided.

## SECTION D — REPLACEMENT/SOURCE OF FUNDS/EXISTING COVERAGE

1. Have you had another deferred variable annuity replacement/surrender/partial surrender/1035 exchange within the preceding 36 months? ☐ Yes ☐ No

   **If "Yes" please explain"**

   ______________________________

2. Source of funds for this Certificate:
   - ☐ Current Income
   - ☐ Personal Savings/CDs
   - ☐ Mutual Funds (Complete Form 1973-FS)
   - ☐ Stocks/Bonds
   - ☐ Sale of Real or Personal Property
   - ☐ Policy/Certificate Accumulated Value, Dividend or Loan from Life Insurance*
   - ☐ Policy/Certificate Surrender
   - ☐ Variable Annuity
   - ☐ Fixed Annuity
   - ☐ Other ____________

   *Loans against policy or certificate values will decrease death benefits. Funds from these loans that are used for the purchase of investment products are subject to market risk.

3. a. Is the Certificate applied for replacing, or likely to replace, any existing life insurance or annuity contract? ☐ Yes ☐ No

   b. Are values from an existing life insurance or annuity contract being used to pay the premiums on the new certificate? ☐ Yes ☐ No

   **If "Yes" to either 3a or 3b, complete 3c, the table below, questions 4 through 10 and required state replacement forms and notices. If "No", skip to Section E.**

   c. This is a: ☐ Full Surrender ☐ Partial Surrender ☐ Loan ☐ Withdrawal

   PUT AN X IN THE R BOX FOR REPLACEMENT OR AN X IN THE F BOX FOR FINANCE ALONG WITH THE CONTRACT INFORMATION.

| R | F | INSURED/ANNUITANT | COMPANY NAME AND ADDRESS | CONTRACT NUMBER | TYPE OF CONTRACT AND AMOUNT | CONTRACT ISSUE DATE |
|---|---|---|---|---|---|---|
| ☐ | ☐ | | | | | |
| ☐ | ☐ | | | | | |
| ☐ | ☐ | | | | | |

4. What will the difference in costs be as a result of the replacement/surrender/partial surrender/1035 exchange?

| Cost | MWA | Other Company |
|---|---|---|
| M&E | 1.4% (Excludes DIO) | % or $ |
| Annual Administration | $30 (Waived if account value is $50,000 or greater) | $ |
| Riders | 0% | % or $ |
| Death Benefit | 0% | % or $ |
| Other | 0% | % or $ |

**Explanation for Other:**

______________________________

______________________________

VMW-138 (Rev. 12-10) Page 2 of 4

5. How much Death Benefit am I giving up by doing this transaction? $ ____________________

6. Please explain the reason(s) why this replacement/surrender/partial surrender is being completed.

____________________

____________________

____________________

7. What surrender and/or other charges (if any) will be incurred as a result of the replacement/surrender/partial surrender? (Give dollar amount.) $____________

8. As a result of the replacement/surrender/partial surrender, will your investment risk:

☐ Increase ☐ Decrease ☐ Remain unchanged

9. Who made the recommendation that the replacement/surrender/partial surrender be made?

☐ Proposed Certificate Holder ☐ Representative ☐ Other ____________________

10. After weighing the advantages and disadvantages of making this replacement/financing for my variable contract, I have concluded that this transaction is my decision and is made in accordance with my wishes. **Initial** ☐

## SECTION E — CERTIFICATE HOLDER ACKNOWLEDGEMENT

To be satisfied with the products and services you receive, it is important that you understand some of the key elements about the variable annuity you have selected.

**Always Complete 1 through 5.**

1. **Initial** ☐

I understand that:

- This investment is being made through MWA Financial Services, a registered broker dealer, member FINRA and SIPC.
- This investment is long-term in nature and will be subject to investment risks as described in the prospectus.
- This investment is subject to price fluctuation that may result in a market value higher or lower than the original investment.
- Past performance is not necessarily indicative of future results.
- While I do have the right to cancel this variable investment at any time within the terms outlined in the prospectus, if I cancel after the "free-look" period, I may receive less than I paid depending on the market value of the variable contract at the time of cancellation.
- In addition, I understand that if the contract is canceled during the "free-look" period I will receive a return of the premiums paid into the contract.

2. **Initial** ☐

- I have received the prospectus, which explains all aspects of this investment. I understand that I should read the prospectus and keep it for future reference.
- I have reviewed all fees, mortality and expense charges, administration charges and investment advisory fees.

3. Prospectus Date: ____________

Amounts up to the "withdrawal privilege amount" may be withdrawn from the certificate during each certificate year without being subject to the surrender charge. The withdrawal privilege amount will be equal to 10% of the accumulated value on the most recent certificate anniversary. Withdrawals above that amount, will be subject to the following withdrawal charge schedule as a percent of Accumulated Value.

| Year | 1 | 2 | 3 | 4 | 5 | 6 | 7 | 8 | 9 |
|---|---|---|---|---|---|---|---|---|---|
| Percent | 8% | 7% | 6% | 5% | 4% | 3% | 2% | 1% | 0% |

- Earnings in the contract accumulate on a tax-deferred basis until withdrawn and are taxable the year of withdrawal.
- Withdrawals made prior to age 59½ may be subject to a 10% federal tax penalty, as well as possible state tax penalties.

VMW-138 (Rev. 12-10) Page 3 of 4

I understand that: Initial • Guaranteed Death Benefit — If I die before the annuity payout begins and I was younger 4. than age 76 when the contract was issued, my beneficiaries will receive the greatest of: • The sum of all premiums paid, less the sum of any partial withdrawal reductions, • The accumulated value, or • The highest accumulated value, (plus subsequent premiums paid and less subsequent partial withdrawal reductions) achieved over the course of the contract prior to age 91. (This benefit may not be available in all states.) The re-calculation of the highest value occurs on each contract anniversary, premium payment and/or withdrawal, and at death. If I was age 76 or older when the contract was issued, my beneficiaries will receive the greater of: • The sum of all premiums paid, less the sum of any partial withdrawal reductions, or • The accumulated value. • Incremental Death Benefit Rider — This rider provides a death benefit in addition to the death benefit already provided in my Variable Annuity contract. The benefit amount is intended to help my beneficiaries pay the income tax on any growth in the annuity, and therefore, help preserve a greater portion of the annuity value for my loved ones. The rider will automatically be included on my contract, at no charge, if I am younger than age 71 when the contract is issued. (This benefit may not be available in all states.) 5. What is the intended use of this certificate? n Retirement/Income n Estate Planning n Death Benefits n Other If “Other” please explain Complete for Variable Annuities Within Tax Qualified Accounts. Initial By initialing here, I attest that my representative has advised that the tax deferred accrual 6. features of the variable annuity product are of no benefit within my tax qualified account. I further attest that the variable annuity is being selected based on other benefits. SECTION F — SIGNATURES I declare that all statements in this Supplement are true to the best of my knowledge and belief, and agree that this Supplement shall be a part of the Variable Annuity Certificate issued by the Society. __________________________ ____________________ Signature of Proposed Certificate Holder Date __________________________ ____________________ Signature of Registered Representative Date VMW-138 (Rev. 12-10) Page 4 of 4